UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 7, 2025

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2025, the Board approved, as recommended by the Compensation Committee, compensatory arrangements in which the executive officers of the Company will participate for 2025. The structure of the compensatory arrangements is substantially the same as it was for 2024's compensatory arrangements.
For 2025, the Compensation Committee and the Board determined that compensation for each executive will consist of: (i) an annual cash base salary; (ii) an annual cash bonus incentive award under the Company’s 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, as amended through May 16, 2022 (the “Plan”); and (iii) regular awards of long-term equity-based compensation under the Plan.

Of the awards of long-term equity-based compensation:
•40% is subject to time-based vesting in one-third increments on January 1, 2026, 2027 and 2028 ("Time-Based Grants") and consists of Restricted Share Units (which, at vesting, will be settled in the form of common shares of beneficial interest of the Company, $0.01 par value per share (“Common Shares”)), or LTIP Class B Units of the Company’s operating partnership ("LTIP Units"); and
•60% is subject to performance-based cliff vesting following a three-year measurement period ending December 31, 2027 only if and to the extent that certain enumerated performance objectives are achieved and consists of performance units. If they become vested, the performance units will be settled in the form of Common Shares (or, at the sole discretion of the Company, cash), pursuant to the Plan.

The following table shows each of the three components of target total compensation as a percentage of target total compensation for 2025 as determined by the Compensation Committee and the Board.

	2025 Target Compensation Components
	As A Percentage of Target Total Compensation (1)
	Base Salary	Target Cash Incentive Bonus	Target Equity-Based Compensation (2)

Jon E. Bortz	14%	24%	62%

Raymond D. Martz	21%	22%	57%

Thomas C. Fisher	21%	22%	57%
______________________
(1)    Target total compensation includes base salary, target cash incentive bonus, the Time-Based Grant and the target amount of performance units, as discussed below.
(2)    Target equity-based compensation includes the Time-Based Grant and the target amount of performance units, as discussed below.

Base Salary and Annual Cash Incentive Bonus

    The Compensation Committee and the Board approved the following cash compensation arrangements for 2024 for each of the executive officers:

			Target Cash Incentive Bonus As A % of
	Base Salary	Target Cash Incentive Bonus	Base Salary	Target Total Compensation(1)

Jon E. Bortz	$840,000	$1,390,000	165%	24%

Raymond D. Martz	$560,000	$590,000	105%	22%

Thomas C. Fisher	$560,000	$590,000	105%	22%
______________________
(1)    Target total compensation includes base salary, target cash incentive bonus, the Time-Based Grant and the target amount of performance units, as discussed below.

    For each executive, the target cash incentive bonus is contingent on the Company meeting the target level of performance overall for the five management objectives and goals established by the Board (the “2025 Annual Objectives”), which are designed to align the interests of the executives and the Company’s other officers and employees with the interests of the Company’s shareholders.

The 2025 Annual Objectives are as follows:

•Adjusted FFO per Share Objective – 30% (up to a maximum of 75%) of the target cash amount may be earned based on the Company's adjusted funds from operations ("Adjusted FFO") per Common Share for 2025;

•Completed Dispositions Objective – 20% (up to a maximum of 50%) of the target cash amount may earned based on the aggregate sales price of the dispositions the Company completes during 2025, pending market conditions;

•Same-Property Hotel EBITDA per Key vs. Peers' Objective – 15% (up to a maximum of 37.5%) of the target cash amount may be earned based on the year-over-year growth over 2024 of same-property hotel earnings before interest, taxes, depreciation and amortization per key for the Company compared to that same metric for certain publicly listed hospitality REITs;

•Portfolio RevPAR Penetration Index Improvement Objective – 10% (up to a maximum of 25%) of the target cash amount may be earned based on the year-over-year improvement over 2024 of the Company's property portfolio's RevPAR penetration index;

•Hurricane Recovery and Mitigation Objective – 10% (up to a maximum of 25%) of the target cash amount may be earned based on (i) the restoration of LaPlaya Beach & Resort Club from damage from Hurricanes Helene and Milton and hardening the property against future storms and (ii) the resolution of outstanding insurance claims for that property relating to such hurricanes;

•Corporate Sustainability and Responsibility Goals Objective – 10% (up to a maximum of 25%) of the target cash amount may be earned based on the Company's achieving up to 10 goals under its Corporate Sustainability and Responsibility program in 2025; and

•Corporate Compliance Objective – 5% (only) of the target cash amount may be earned if, for 2025, the Company is not determined to have a material weakness in its financial controls and there are no exceptions in the Company’s Annual Report on Form 10-K.

Performance results against each 2025 Annual Objective will be measured relative to threshold, target and maximum levels. Subject to a maximum payout of 200% of the target cash incentive bonus, the payout for each objective will be a minimum of 0% (if less than the threshold level of performance is met), 100% (if target performance is met) and up to a maximum of 250% (if the maximum performance level is achieved), with payout levels for results between threshold and target, or between target and maximum, being interpolated. Regardless of actual performance against any particular 2025 Annual Objective, no executive officer will be entitled to receive more than a maximum of 200% of his target cash incentive bonus. In addition, if the Company is determined to have a material weakness in its financial controls for 2025, no executive officer will be entitled to receive more than 100% of his target cash incentive bonus.

Long-Term Equity Incentive Awards
Long-term equity incentive awards are intended to provide grantees with an incentive to promote the long-term success of the Company in line with the interests of the Company’s shareholders. The Compensation Committee and the Board approved long-term equity incentive awards to each executive officer for 2025, consisting of a Time-Based Grant subject to vesting in one-third increments over three years and performance units subject to performance-based vesting following completion of a three-year measurement period.

Award of Time-Based Grants
    For 2025, the Board awarded Time-Based Grants, which will vest in one-third increments on January 1, 2026, 2027 and 2028, provided that the recipient remains employed by the Company through the applicable vesting date or as otherwise described below, to Messrs. Bortz, Martz and Fisher as follows:
•Mr. Bortz - 112,168 LTIP Units;
•Mr. Martz - 47,426 LTIP Units; and
•Mr. Fisher - 47,426 Restricted Share Units.

The Time-Based Grants also provide that upon termination of the executive’s employment with the Company for cause, the unvested units are forfeited and that unvested awards vest under the following scenarios:
•upon a change in control of the Company;
•upon termination of the executive’s employment with the Company because of his death or disability;

•upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control);
•upon termination of the executive’s employment with the Company without cause; and
•upon the executive's retirement (participant's age plus years of service must be at least 70; participant must be at least 55 years old, must have been employed by the Company for at least seven years, must provide at least nine months' notice, and must enter into a restricted covenants agreement).

Except as described above, any awards that are unvested at the time the executive terminates his employment with the Company are forfeited.

The time-based restricted LTIP Units and Restricted Share Units were awarded pursuant to award agreements substantially in the forms filed as Exhibits 10.1 and 10.2, respectively, to the Company's Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the "SEC") on February 22, 2024.

Award of Performance Units
For 2025, the Board awarded performance units to each of the Company’s executive officers. The performance units will vest after a three-year measurement period only if, and to the degree that, the performance criteria established by the Board (the "2025-27 Long-Term Objectives") are met and the recipient remains employed by the Company or as otherwise described below. Performance results against each 2025-27 Long-Term Objective will be measured relative to threshold, target and maximum levels. Vesting of the units for each objective will vary by performance results against that objective, from a minimum of 0% if less than the threshold performance level is met up to a maximum of 200% if the maximum performance level is achieved (and vesting for results between threshold and target, or between target and maximum, will be interpolated).

As summarized in the table below, there are two 2025-27 Long-Term Objectives for the three-year measurement period ending December 31, 2027:
•70% (up to a maximum of 140%) of the target number of performance units may vest based on the Company’s total shareholder return (common share price appreciation/depreciation plus paid dividends) (“TSR”) compared to the TSR of certain publicly listed hospitality REITs with a market capitalization greater than $500 million as of January 1, 2025 (the "Relative TSR Objective"); and
•30% (up to a maximum of 60%) of the target number of performance units may vest based on the Company’s TSR (the "Absolute TSR Objective").

2025-27 Long-Term Objective /Weighting		Threshold	Target	Maximum
Relative TSR (70%)	Performance Level	Percentile rank = 25	Percentile rank = 55	Percentile rank ≥ 75
	Payout % of Target	50%	100%	200%

Absolute TSR (30%)	Performance Level	5.0%	8.0%	≥ 10.0%
	Payout % of Target	50%	100%	200%

Cap on payout if result of Absolute TSR Objective is < 0%				100%

In addition, if the Company’s TSR is less than 0% for the measurement period, then the maximum percentage of the target number of performance units that may vest will be capped at 100%, regardless of the degree of the Company’s out-performance, if any, against the Relative TSR Objective.

The numbers of performance units subject to vesting for the Company’s three executive officers are as follows, based on the performance level achieved against the 2025-27 Long-Term Objectives:

	Minimum	Threshold	Target	Maximum
Jon E. Bortz	—	84,127	168,253	336,506
Raymond D. Martz	—	35,570	71,139	142,278
Thomas C. Fisher	—	35,570	71,139	142,278

For each executive, the actual amount of performance units that will vest (and be settled in the form of Common Shares, or, at the discretion of the Company, cash) after the end of each measurement period will depend on the Company’s performance against the 2025-27 Long-Term Objectives as determined by the Compensation Committee and requires that the recipient remains employed by the Company through the end of the measurement period or as otherwise described below. The performance units will, prior to vesting, not be entitled either to receive dividends or to be voted, but dividends will, in effect, accrue on the performance units and will be paid if, but only if, and to the extent the performance units vest.

The vesting-related terms of the performance units granted to each of Messrs. Bortz, Martz and Fisher also provide that, prior to December 31, 2027, upon termination of the executive’s employment with the Company: (i) for cause, the unvested units are forfeited; and (ii) under the following scenarios, the number of units that shall vest will be up to the greater of (x) the target number of units and (y) the number of units determined by the performance provisions:
•upon a change in control of the Company;
•upon termination of the executive’s employment with the Company because of his death or disability;
•upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control);
•upon termination of the executive’s employment with the Company without cause; and
•upon the executive’s retirement (as described above).

The performance units were awarded pursuant to award agreements substantially in the form filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on February 22, 2024. The preceding description of such agreements is not complete and is qualified in its entirety by reference to the full text of such form of agreement, which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management agreement or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

February 11, 2025	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary